EXHIBIT 10.31
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                                VOTING AGREEMENT

    This VOTING AGREEMENT (this "Agreement") is made and entered into as of this 26th day of December, 2001, by and between WESTGATE EQUITY PARTNERS, L.P., a limited partnership organized under the laws of Delaware ("Westgate"), and HEALTH HOLDINGS & BOTANICALS, LLC, a limited liability company formed under the laws of California ("HHB").

                                 R E C I T A L S
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         A. Naturade, Inc., a Delaware corporation (the "Company"), Westgate and
HHB are parties to a certain Securities Purchase Agreement, dated as of December 20, 2001 (the "Purchase Agreement").

         B. Immediately prior to the consummation of the transactions contemplated by the Purchase Agreement, HHB and its affiliates and associates beneficially owned 5,064,412 shares of Common Stock of the Company, 1,250,024 shares of Series A Convertible Preferred Stock of the Company, warrants to purchase an aggregate of 600,000 shares of Common Stock of the Company and Common Stock of the Company purchasable upon conversion of indebtedness of the Company to HHB in the amount of $5,315,702 (as of December 7, 2001) (the "Company Loan").

         C. Pursuant to the Purchase Agreement, in consideration for the issuance to HHB by the Company of 35,989,855 shares of Common Stock of the Company, HHB shall cancel the Company Loan, including all accrued interest thereon, and tender all of its shares of Series A Convertible Preferred Stock to the Company for cancellation without conversion or exchange therefor.

         D. Pursuant to the Purchase Agreement, Westgate shall purchase 13,540,723 shares of Series B Convertible Preferred Stock from the Company and warrants to purchase 33,641,548 shares of Series B Convertible Preferred Stock from the Company (the "Warrants").

         E. Each share of Series B Convertible Preferred Stock of the Company is convertible into one share of Common Stock of the Company (subject to adjustment as provided in the Certificate of Designation therefor) and votes on an as-converted basis with the Common Stock of the Company on all matters submitted to the holders of the Common Stock of the Company for a vote, including the election of directors.

         F. Upon exercise of the Warrants, and assuming that Westgate does not dispose of any shares of Series B Convertible Preferred Stock of the Company acquired pursuant to the Purchase Agreement and assuming that no additional voting securities of the Company are issued after the consummation of the transactions described in the Purchase Agreement, Westgate would own a majority of the issued and outstanding voting securities of the Company.

         G. The Company was incorporated under the laws of the State of Delaware and, as a result, is governed by the Delaware General Corporation Law (the "DGCL") and its Certificate of Incorporation and By-laws, as amended (the "Company Charter Documents"). Under the DGCL and the Company Charter Documents as in effect on the date hereof, the holder(s) of a majority of the Company's

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voting securities would have the right to elect all (100%) of the Company's board of directors (other than directors to be elected solely by the holders of the Series B Convertible Preferred Stock of the Company as provided in the Certificate of Designation therefor).

         H. As of the date hereof, the principal operations of the Company are headquartered in the State of California and more than one-half of its outstanding voting securities are held of record by persons having addresses in the State of California. The Company has advised HHB and Westgate that the Company is subject to certain enumerated provisions of the California General Corporation Law (the "CGCL") by virtue of the requirements of Section 2115 of the CGCL.

         I. The application of the provisions of Section 2115 of the CGCL to the Company could adversely impact the ability of a majority stockholder of the Company to elect all (100%) of the directors of the Company (other than directors to be elected solely by the holders of the Series B Convertible Preferred Stock of the Company as provided in the Certificate of Designation therefor).

         J. The purpose of this Agreement is to grant Westgate certain voting rights with respect to the shares of Common Stock owned by HHB so that, in the event Westgate acquires (by virtue of its exercise of the Warrants or otherwise) a majority of the issued and outstanding voting securities of the Company during a period of time in which the provisions of Section 2115 of the CGCL are applicable to the Company, Westgate shall be entitled to elect and remove directors to the same extent as if the provisions of Section 2115 of the CGCL were not applicable to the Company (provided that Westgate has agreed, pursuant to the terms and conditions of this Agreement, to vote its shares of stock of the Company as necessary to ensure that two persons identified by HHB also shall serve on the Board of Directors of the Company).

         K. The obligations of Westgate under the Purchase Agreement are conditioned upon the execution of this Agreement by HHB. HHB shall derive direct and indirect benefits from the consummation of the transactions contemplated by the Purchase Agreement and it has agreed to enter into this Agreement in order to induce Westgate to consummate the transactions contemplated by the Purchase Agreement.

         Now, therefore, in consideration of the foregoing promises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                A G R E E M E N T
                                -----------------

    1.   Agreement of Westgate.

         (a) Westgate agrees that, during such period of time, if any, as Westgate, together with its affiliates and associates (as such terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended) and assigns, shall Control (as defined below in this Section 1(a)) the Company, it shall vote its shares of capital stock of the Company, and cause its affiliates, associates and assigns to vote their shares of capital stock of the Company (collectively with the shares held by Westgate, the "Westgate Shares"), in whatever manner shall be necessary to ensure that at each annual or special meeting of stockholders of the Company called for such purpose or pursuant to any written consent of the stockholders of the Company, two persons identified

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in writing by HHB to Westgate shall be elected to the Board of Directors of the
Company. For purposes of this Agreement, Westgate shall be deemed to "Control" the Company at such time as Westgate and its affiliates, associates and assigns own, in the aggregate, a majority of the issued and outstanding capital stock of the Company entitled to vote in the election of directors of the Company and, as a result of such ownership, have the power and right to elect all (100%) of the directors of the Company under the terms of the Company Charter Documents and the DGCL (without giving effect to the application of any provisions of the CGCL).

         (b) If, during such period of time, if any, that Westgate shall Control the Company and the Company shall be subject to Section 2115 of the CGCL, any directors of the Company are removed by the stockholders of the Company prior to the expiration of their terms and, after the vacancies created thereby are filled, the two persons theretofore identified in writing by HHB to Westgate pursuant to Section 1(a) have not been retained on or elected to the Board of Directors of the Company, Westgate shall within five days thereafter vote its shares by written consent in favor of the removal of directors to allow the election of the two persons so identified by HHB, and shall deliver notice to the Company pursuant to the Company Charter Documents that a special meeting of the stockholders should be called for the purpose of electing two directors and that such meeting should take place as soon as possible in light of notice requirements under the Company Charter Documents and applicable law.

         (c) Westgate agrees that, during such period of time, if any, as it shall Control the Company, it shall be present, and shall cause its affiliates, associates and assigns to be present, in person or by proxy, at all meetings of stockholders of the Company so that all Westgate Shares beneficially owned (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by Westgate may be counted for the purpose of determining the presence of a quorum at such meetings and voted as required herein.

         (d) Westgate agrees that it shall not transfer any of the Westgate Shares to another person without obtaining as a condition to transfer such transferee's agreement to be bound by this agreement on the same terms as Westgate.

    2.   Agreement of HHB.

         (a) HHB agrees that, during such period of time, if any, that Westgate shall Control the Company, HHB shall vote its shares of capital stock of the Company, and cause its affiliates and associates (as such terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended) and assigns to vote their shares of capital stock of the Company (collectively with the shares held by HHB, the "HHB Shares"), in whatever manner shall be necessary to ensure that Westgate shall have the voting power and capacity to immediately remove any or all of the members of the Board of Directors of the Company (except those members, if any, elected by a class of preferred stock of the Company) by written consent or at any annual or special meeting of stockholders of the Company called for such purpose and to fill the vacancies so created with persons designated by Westgate.

         (b) HHB agrees that, during such period of time, if any, that Westgate shall Control the Company and the Company shall be subject to Section 2115 of the CGCL, whenever a transaction that constitutes or is otherwise deemed to be a "reorganization" (as defined in Section 181 of the CGCL) is submitted for a vote of the stockholders of the Company, HHB shall vote the HHB Shares, and cause its

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affiliates, associates and assigns to vote their HHB Shares, to approve or disapprove such transaction in the same manner as Westgate shall inform HHB in writing that Westgate shall vote.

         (c) HHB agrees that, during such period of time, if any, that Westgate shall Control the Company, HHB shall be present, and shall cause its affiliates, associates and assigns to be present, in person or by proxy, at all meetings of stockholders of the Company so that all HHB Shares beneficially owned (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by HHB may be counted for the purpose of determining the presence of a quorum at such meetings and voted as required herein.

         (d) HHB agrees that it shall not transfer any of the HHB Shares to another person without obtaining as a condition to transfer such transferee's agreement to be bound by this agreement on the same terms as HHB.

    3. Termination. This Agreement shall terminate and be of no further force or effect upon the earlier to occur of (a) the termination of the Warrants by their terms prior to the exercise thereof by Westgate, (b) the closing of (i) the acquisition of all or substantially of the assets of the Company or (ii) an acquisition of the Company by another corporation or entity in which the holders of the Company's outstanding voting stock immediately prior to such transaction own immediately after such transaction, securities representing less than 50% of the voting power of the corporation or entity surviving such transaction, (c) as to the obligations of Westgate under Section 1, the beneficial ownership by HHB of less than 20,827,134 shares of Common Stock of the Company (as adjusted for any stock splits, stock dividends or the like after the date hereof); or (d) the tenth anniversary of the date first above written.

    4. Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that the parties hereto shall be entitled to an injunction to prevent breaches of this Agreement and to specifically enforce this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which the parties may be entitled at law or in equity.

    5.   Representations and Warranties of HHB.

         (a) HHB represents and warrants to Westgate that HHB (i) on the date hereof is the record and beneficial owner of and, subject to the terms of this Agreement and the irrevocable proxy, has the sole right to vote or direct the voting of 41,654,267 shares of Common Stock of the Company (which comprise all of the HHB Shares as of the date hereof), which HHB Shares at the date hereof are free and clear of any liens, claims, options, charges or other encumbrance,
(ii) on the date hereof does not own, either beneficially or of record, any shares of capital stock of the Company other than the HHB Shares, and (iii) shall not take any action inconsistent with the purposes and provisions of this Agreement.

         (b) HHB represents and warrants to Westgate that the execution and delivery of this Agreement by HHB does not, and the performance of this Agreement by HHB shall not: (i) conflict with or violate any legal requirement, order, decree or judgment applicable to HHB or by which HHB or any of HHB's properties is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in

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the creation of an encumbrance on or otherwise affecting any of the HHB Shares pursuant to, any contract to which HHB is a party or by which HHB or any of HHB's properties is bound or affected. The execution and delivery of this Agreement by HHB does not, and the performance of its obligations under this Agreement by HHB shall not, require any consent of any person or entity.

         (c) HHB represents and warrants to Westgate that HHB has all requisite power and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by HHB and constitutes the legal, valid and binding obligations of HHB, enforceable against HHB in accordance with its terms.

         (d) HHB represents and warrants that the representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement and shall be accurate in all material respects at all times through the termination of this Agreement.

    6.   Representations and Warranties of Westgate.

         (a) Westgate represents and warrants to HHB that Westgate (i) on the date hereof is the record and beneficial owner of and, subject to the terms of this Agreement, has the sole right to vote or direct the voting of 13,540,723 shares of Series B Convertible Preferred Stock of the Company (which comprise all of the Westgate Shares as of the date hereof), which Westgate Shares at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances, (ii) on the date hereof does not own, either beneficially or of record, any shares of capital stock of the Company other than the Westgate Shares, and (iii) shall not take any action inconsistent with the purposes and provisions of this Agreement.

         (b) Westgate represents and warrants to HHB that the execution and delivery of this Agreement by Westgate does not, and the performance of this Agreement by Westgate shall not: (i) conflict with or violate any legal requirement, order, decree or judgment applicable to Westgate or by which Westgate or any of Westgate's properties is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on or otherwise affecting any of the Westgate Shares pursuant to, any contract to which Westgate is a party or by which Westgate or any of Westgate's properties is bound or affected. The execution and delivery of this Agreement by Westgate does not, and the performance of its obligations under this Agreement by Westgate shall not, require any consent of any person or entity.

         (c) Westgate represents and warrants to HHB that Westgate has all requisite power and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Westgate and constitutes the legal, valid and binding obligations of Westgate, enforceable against Westgate in accordance with its terms.

         (d) Westgate represents and warrants that the representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement and shall be accurate in all material respects at all times through the termination of this Agreement.

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    7.   Miscellaneous.

         (a) All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

         (b) Subject to applicable law, this Agreement may not be amended, modified, or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (c) All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an internationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): If to Westgate:
Westgate Equity Partners L.P., One Magna Place, Suite 650, 1401 South Brentwood Blvd., St. Louis, MO 63144, and, if to HHB: Health Holdings & Botanicals, LLC, 330 Primrose Road Suite 500 Burlingame, CA 94010.

         (d) This Agreement may be executed in one or more counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same agreement.

         (e) This Agreement and the documents and the instruments referred to herein constitute the entire agreement and supersede all prior agreements, negotiations, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         (f) Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         (g) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         (h) At any time prior to the termination of this Agreement, the parties to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement, or (b) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         (i) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other party to this Agreement.

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         (j) The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                      The next page is the signature page.



















































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                  IN WITNESS WHEREOF, the parties have caused this Voting
Agreement to be duly executed on the date and year first above written.


                                   WESTGATE EQUITY PARTNERS, L.P.


                                   By:  WESTGATE GROUP, LLC, its General Partner


                                        By:  ________________________________
                                                Robert V. Vitale
                                                Manager


                                   HEALTH HOLDINGS & BOTANICALS, LLC


                                   By: ____________________________
                                            Lionel P. Boissiere
                                            President




































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